UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2004

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On September 16, 2004, Versant Corporation (“Versant”) completed its sale to ems ePublishing AG, a privately held German company based in Karlsruhe, Germany (“EMS”), of all the stock of Poet GmbH, an indirect Versant subsidiary that owns the assets and employs the personnel of Versant’s Catalog Solutions Business (the “Catalog Business”). The sale was consummated pursuant to a Share Purchase and Transfer Agreement dated September 13, 2004 (the “Sale Agreement”) between EMS and Poet Software GmbH, another subsidiary of Versant (“Poet Software”) that owned all the shares of Poet GmbH.  EMS will assume the operations of the Catalog Business.

The Catalog Business was originated by Poet Holdings, Inc. (“Poet”) and acquired by Versant in connection with its March 2004 merger with Poet.  This business involves the development and sale of software product lines that enable companies to create, manage, customize and distribute electronic sales catalogs to conduct business-to-business e-commerce transactions.  The principal assets disposed of in the sale of the Catalog Business to EMS include the X-Solutions and eSupplier Solutions product lines, including the Poet X-Buy, Poet X-Market, Poet X-Sell, Poet eSupplier Port, Poet eSupplier Web and Poet eSupplier Link products, related rights to those products and customer agreements of the Catalog Business as well as the transfer of Catalog Business personnel.  Pursuant to the Sale Agreement, it was also agreed that Poet GmbH (now owned by EMS) may use the “Poet” trade name and mark in connection with data processing and software businesses and that Versant, its subsidiary Poet Holdings, Inc. and their affiliates will cease their use of the “Poet” trade name or mark effective as of January 1, 2005.  In addition, pursuant to the Sale Agreement Poet Software granted Poet GmbH certain non-exclusive rights to certain Poet database software for use with certain existing Poet GmbH customer contracts.

In exchange for the shares of Poet GmbH, EMS has agreed to pay Poet Software:  (1) a closing cash payment of 1,000,000 euros (or approximately $1,210,000 USD based on current exchange rates);  (2) a post-closing cash payment on October 30, 2004 equal to the book value of Poet GmbH’s equity as of August 31, 2004, which is estimated to be approximately 250,000 euros (or approximately $302,500 USD based on current exchange rates), but remains subject to third party verification; and (3) a royalty on future revenues of Poet GmbH’s Catalog Business over the ten-month period following the signing of the Sale Agreement in an amount equal to 30% of all Poet GmbH’s catalog solutions business revenues which:  (a) exceed 800,000 euros (or approximately $968,000 USD based on current exchange rates) during the period from September 1, 2004 to December 31, 2004;  (b) exceed 600,000 euros (or approximately $726,000 USD based on current exchange rates) during the period from January 1, 2005 to March 31, 2005; and  (c) exceed 600,000 euros (or approximately $726,000 USD based on current exchange rates) during the period from April 1, 2005 to June 30, 2005.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase and Transfer Agreement, which is filed as an exhibit to this report on Form 8-K. Please also note that, on September 13, 2004, Versant filed a report on Form 8-K which provides additional information regarding this transaction.

Item 9.01:  Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

Pursuant to paragraphs (b)(2) and (a)(4) of Item 9 of Form 8-K, Versant will file the pro forma financial information required under paragraph (b) of this Item 9 as soon as practicable, but not later than 71 calendar days after the date that this report under Item 2.01 on Form 8-K is required to be filed.

(c)                                  Exhibits.

The following exhibit is filed herewith:

2.01                           Share Purchase and Transfer Agreement dated as of September 13, 2004 between Poet Software GmbH and ems ePublishing AG and attached list of annexes thereto (translated to English from the original German text).

Pursuant to Item 601(b)(2) of Regulation of S-K, certain annexes, exhibits and schedules to this Agreement have been omitted but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: September 17, 2004	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Exhibit Title
2.01

Share Purchase and Transfer Agreement dated as of September 13, 2004 between Poet Software GmbH and ems ePublishing AG and attached list of annexes thereto (translated to English from the original German text).

Pursuant to Item 601(b)(2) of Regulation of S-K, certain annexes, exhibits and schedules to this Exhibit have been omitted but will be furnished supplementally to the Commission upon request.